MERRI NICKERSON, CPA
                                 4711 S. FARR RD
                               SPOKANE, WA  99206
                                 (509) 928-2495
                               FAX (509) 892-2166







               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




I hereby consent to the inclusion in a Registration Statement on Form SB-2 of our report dated August 22, 2002 accompanying the audited Statement of Financial Position of Nutri Berry Industries, Inc., at June 30, 2002 and for the years ended December, 31 2001, 2000 and the period from August 16, 1996 through December 31, 1999 and the related Statements of Loss and Deficit, Statements of Cash Flows for the periods then ended and Statements of Changes in Shareholders' Equity and be named as an expert.

August  22,  2002







/s/  Merri  Nickerson,  CPA
Spokane,  WA